                                 COLLEXIS, INC.
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

            THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is
entered into as of April ___, 2006 (the "Signing Date") by and between Collexis
BV, a Netherlands company ("BV"), and Collexis, Inc., a Delaware corporation and wholly-owned subsidiary of BV (the "Company")(together, BV and Company shall be referred to hereinafter to "Collexis"), and Stephen A. Leicht, a resident of the
State of North Carolina (the "Executive").

                                    RECITALS

            WHEREAS, BV, Company and Executive entered into that certain
Employment Agreement dated January 25, 2006 (the "Employment Agreement"); and

            WHEREAS, BV, Company and Executive desire to amend and restate the
Employment Agreement in its entirety to read as set forth herein effective as of the Hire Date (as defined below).

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1.    EMPLOYMENT TERMS AND DUTIES

            1.1   EMPLOYMENT. Upon and coincident with the Hire Date, BV agrees to cause Company to employ and Company hereby employs Executive, and Executive hereby accepts employment by Company, upon the terms and conditions set forth in this Agreement.

            1.2   DUTIES.

                  1.2.1  In General. Executive shall serve as Director,
Operations. In such capacity, Executive shall report to and perform such duties and tasks as are assigned to him by Company's Chief Executive Officer ("CEO") or
his or her designee (the "Services"). During the term of Executive's employment hereunder, Executive shall devote his full working time and efforts to the performance of his duties and the furtherance of the interests of Company and shall not be otherwise employed.

                  1.2.2  Other Activities. Except as is otherwise agreed upon by
Company, Executive shall devote all of Executive's business time, energy and skill to performing the Services and shall perform the Services diligently, faithfully and to the best of Executive's abilities. Notwithstanding the above,
Executive may serve as a director or trustee of other organizations, or engage in charitable, civic, and/or governmental activities provided that such service and activities do not interfere with Executive's ability to perform his duties under this Agreement and further provided that Executive obtains written consent for all such activities from Company, which consent will not be unreasonably withheld. Executive may engage in personal activities, including, without limitation, personal investments, provided that such activities do not interfere with Executive's performance of the Services or any other of Executive's written agreements with Company.

                  1.2.3  Compliance with Policies. Subject to the terms of this
Agreement, during the Term, Executive shall comply in all material respects with all Company policies and procedures applicable to employees of Company generally and Executive specifically.

            1.3   TERM.

                  1.3.1  Hire Date. BV agrees to cause Company to employ and
Company hereby agrees to employ Executive, and Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing upon and coincident with the 1st day of February 2006 (the
"Hire Date") and ending upon the earlier of:

                  1.3.2  Expiration Date. That date which coincides with the last day of either the Initial Term (as defined below) or the Renewal Term (as defined below), as the case may be (such date shall be referred to as the
"Expiration Date") (For purposes of this Agreement, the phrase "Initial Term"
shall mean that period from the Hire Date through and including the third (3rd)
anniversary of the Hire Date; and the phrase "Renewal Term" shall mean each consecutive twelve month period immediately following the Initial Term, during which period the term of this Agreement shall automatically renew on the same terms and conditions hereof and without any further act on the part of either party, provided, however, that in no event shall the term of this Agreement be renewed hereunder if and to the extent either party delivers to the other written notice of his or its intent to not renew this Agreement at least one hundred and eighty (180) days prior to the end of the Initial Term or any succeeding Renewal Term (as the case may be) (the "Notice of Nonrenewal"); or

                  1.3.3  Termination Date. The Termination Date (as such phrase is defined in Section 1.5 of this Agreement) (the period from the Hire Date to the earlier to occur of either the Expiration Date or Termination Date shall be hereinafter referred to as the "Employment Term").

            1.4   COMPENSATION AND BENEFITS.

                  1.4.1  Base Salary. In consideration of the services rendered to Company hereunder by Executive and Executive's covenants, BV agrees to cause
Company to pay, which obligation BV agrees to pay should Company fail to do so in breach of this Agreement, and Company shall, during the Employment Term and any subsequent employment with Company subsequent to Section 1.4.2, pay
Executive a salary at the annual rate of One Hundred Fifty Thousand Dollars
($150,000) (the "Base Salary"), less statutory deductions and withholdings, payable in accordance with Company's regular payroll practices.

                                        2

                  1.4.2  Incentive Bonus. During the term of this Agreement,
Executive shall be entitled to an incentive bonus based on and paid in accordance with the terms and conditions described in Exhibit A entitled
"Executive Incentive Bonus," which exhibit is made a part hereof.

                  1.4.3  Nonqualified Stock Options. In addition to any and all other compensation described under this Agreement, BV and Executive shall enter into a Nonqualified Stock Option Agreement, substantially in the form attached hereto as Exhibit B (the "Option Agreement"). Pursuant to the terms of the
Option Agreement, Executive shall have the right to purchase 100,000 shares of
BV Common Stock (the "Options").

                  1.4.4  Benefits Package. In addition to the Base Salary,
during the Employment Term and any subsequent employment with Company, Executive shall be eligible to receive such employee benefits and holidays as may be in effect from time to time as are generally afforded to other executives of
Company.

                  1.4.5  Vacation. Executive shall be entitled to three (3)
weeks paid vacation, in accordance with the vacation accrual schedule set forth in the Company's Employee Handbook (if any).

                  1.4.6  Expenses. Company shall, upon receipt from Executive of supporting receipts to the extent required by applicable income tax regulations and Company's reimbursement policies, reimburse Executive for all out-of-pocket business expenses reasonably incurred by Executive in connection with his employment hereunder and consistent with Company policies.

            1.5   TERMINATION.

                  1.5.1  Termination Date. Executive's employment and this
Agreement (except as otherwise provided hereunder) shall terminate upon the first to occur of any of the following, at the time set forth therefore (the
"Termination Date"):

                  1.5.2  Mutual Termination. At any time by the mutual written agreement of Company and Executive;

                  1.5.3  Death or Disability. Immediately upon the death of
Executive or a determination by Company that Executive has ceased to be able to perform the essential functions of his duties, with or without reasonable accommodation, for a period of not less than ninety (90) days, due to a mental or physical illness or incapacity ("Disability") (termination pursuant to this
Section 1.5.2 being referred to herein as termination for "Death or
Disability");

                  1.5.4  Voluntary Termination By Executive. Four (4) weeks
following Executive's written notice to Company of termination of employment;
provided, however, that Company may waive all or a portion of such notice period and accelerate the effective date of such termination (and the Termination Date)
(termination pursuant to this Section 1.5.3 being referred to herein as
"Voluntary" termination);

                                        3

                  1.5.5  Termination For Cause By Company. Immediately following notice of termination for "Cause" (as defined below), specifying such Cause, given by Company (termination pursuant to this Section 1.5.4 being referred to herein as termination for "Cause")(As used herein, "Cause" means (a) termination based on Executive's being named as a target of or indictment for any crime constituting a felony in the jurisdiction in which committed, any crime involving moral turpitude (whether or not a felony), or any other violation of criminal law involving dishonesty or willful misconduct that materially injures
Company (whether or not a felony); (b) Executive's substance abuse that in any manner interferes with the performance of his duties; (c) Executive's failure or refusal to (i) perform his duties at all or in an acceptable manner, (ii) follow the lawful and proper directives of the Board of Directors or Executive's supervisor(s) that are within the scope of Executive's duties or (iii) comply in all material respects with Company's written policies, including, without limitation, relating to its employment of personnel, handling of confidential information or trade secrets and trading in its securities; (d) Executive's breach of this Agreement or any other agreement entered into with Company in connection with Company's confidential information, trade secrets or other property; (e) misconduct by Executive that has or could discredit or damage
Company; or (f) Executive's chronic absence from work for reasons other than illness.);

                  1.5.6  Termination Without Cause By Company. Notwithstanding
any other provisions contained herein, including, but not limited to Section 1.3 above, Company may terminate without Cause (a) this Agreement at any time during the period, if any, between the Signing Date and Hire Date and (b) Executive's employment under this Agreement two (2) weeks following its notice of such termination; provided, however, that during any such period, Company may suspend, with no reduction in pay or benefits, Executive from his duties as set forth herein (including, without limitation, Executive's position as a representative and agent of Company) (termination pursuant to this Section 1.5.5 being referred to herein as termination "Without Cause")

                  1.5.7  Termination For Good Reason by Executive. At the
election of Executive for Good Reason. A "Good Reason" shall occur only if:

            (a)   Either Executive's compensation or benefits as described under this Agreement is reduced, discontinued or otherwise adversely affected;

            (b)   Company fails to perform timely any of its obligations under or otherwise engages in any other act or omission in breach of this Agreement and fails to cure the same within thirty (30)
                  days following written notice thereof; or

            (c)   Failure of any successor to the Company (whether direct or indirect and whether by merger, acquisition, consolidation or otherwise) to assume in a writing delivered to you upon the assignee becoming such, the obligations of the Company
                  hereunder.

                                        4

      Prior to invoking a "Good Reason" termination, Executive must first notify the Company of the grounds for the "Good Reason" termination and permit the
Company, within ten (10) days after receipt of such notice, an opportunity to cure.

                  1.5.8  Other Remedies. Termination pursuant to Section 1.5.4 above shall be in addition to and without prejudice to any other right or remedy to which Company may be entitled at law, in equity, or under this Agreement.

            1.6   SEVERANCE AND TERMINATION.

                  1.6.1  Voluntary Termination, Termination for Cause, or
Termination for Death or Disability. In the case of a termination of Executive's employment hereunder by mutual agreement, for Death or Disability in accordance with Section 1.5.2 above, or Executive's Voluntary termination of employment hereunder in accordance with Section 1.5.3 above, or a termination of
Executive's employment hereunder for Cause in accordance with Section 1.5.4 above, (a) Executive shall not be entitled to receive payment of, and Company shall have no obligation to pay, any severance or similar compensation attributable to such termination, other than Base Salary earned but unpaid, accrued but unused vacation to the extent required by Company's policies, vested benefits under any employee benefit plan, and any unreimbursed expenses pursuant to Section 1.4.6 hereof incurred by Executive as of the Termination Date, and
(b) Company's obligations under this Agreement shall immediately cease.

                  1.6.2  Termination Without Cause by Company or For Good Reason
by Executive. Subject to the provisions set forth in this Agreement, in the case of a termination of Executive's employment hereunder Without Cause in accordance with Section 1.5.5 or for Good Reason by Executive in accordance with Section
1.5.6, above, BV shall cause Company to pay, which obligation BV agrees to pay should Company fail to do so in breach of this Agreement, and Company shall continue to pay Executive's Base Salary for either (a) in the case of where the effective date of the Termination occurs during the Initial Term or (b) in the case where the effective date of the Termination occurs during a Renewal Term, then for a period of one-hundred eighty (180) days following the such date
(hereinafter the "Severance Payments"), payable in installments in accordance with Company's normal payroll practices and subject to the tax withholding specified in Section 1.4.1 above. If Executive elects to continue health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985
("COBRA"), BV shall cause Company to pay and Company will pay Executive's COBRA premiums in an amount sufficient to maintain the level of health benefits in effect on Executive's last day of employment (hereinafter "Benefit
Continuation"), until the earlier of (i) the end of the COBRA coverage period,
(ii) the termination of any period in which Executive receives the Severance
Payments under this Section, or (iii) the date Executive receives comparable benefits from any other source, whichever occurs first. Nothing contained herein shall interfere with Executive's right to continue his continuation coverage under COBRA.

                  1.6.3  Severance Conditioned on Release of Claims. BV and
Company's obligation to provide Executive with the Severance Payment and Benefit

                                        5

Continuation set forth in Section 1.6.2 is contingent upon Executive's execution of a release of claims reasonably satisfactory to and in favor of Company.

                  1.6.4  Offset Against Severance. During any period in which
Executive is receiving Severance Payments from Company (the "Severance Period"), such Severance Payments to be provided to Executive shall be reduced on a dollar-for-dollar basis by any wages or other compensation actually received by
Executive during the Severance Period, regardless of whether such wages or compensation are from employment, consulting, or other gainful activities.
Executive promises and agrees to promptly advise Company of the amount and source of any wages or other compensation received by him, from any source, during the Severance Period and use reasonable efforts to secure substitute employment or other source of income consistent with Executive's position and experience.

                  1.6.5  WARN Act Offset. In the event that Executive's
termination Without Cause in accordance with Section 1.5.5 above is covered by the Worker Adjustment Retraining Notification Act ("WARN") at the time of
Executive's termination, or is deemed to be covered by WARN retrospectively within 90 days after Executive's termination, the amount of any Severance
Payment or Benefit Continuation Executive is entitled to receive pursuant to
Section 1.6.2 shall be reduced by an amount equal to any payments Company is required to provide Executive under WARN or by the amount of pay Executive receives during any portion of WARN's 60-day notice period where Executive does not perform any work for Company.

      2.    REPRESENTATIONS AND WARRANTIES BY EXECUTIVE

Executive represents and warrants to BV and Company that (a) this Agreement is valid and binding upon and enforceable against him in accordance with its terms,
(b) Executive is not bound by or subject to any contractual or other obligation that would be violated by his execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, and (c) Executive is not subject to any pending or, to Executive's knowledge, threatened claim, action, judgment, order, or investigation that could adversely affect his ability to perform his obligations under this
Agreement or the business reputation of Company. Executive has not entered into, and agrees that he will not enter into, any agreement either written or oral in conflict herewith.

      3.    MISCELLANEOUS

            3.1   NOTICES. All notices, requests, and other communications
hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

                                        6

            If to the Executive, to:

                  Name:        Stephen A Leicht
                  Address:     19200 Captains Watch Road
                               Cornelius, NC 28031

            If to Company, to the Chief Executive Officer and to the SVP of
            Human Resources at the following address:

                  Collexis, Inc.
                  4500 Jackson Blvd.
                  Columbia, SC 29209
                  Attn: President

            With copy to:

                  Collexis, BV
                  P.O. Box 86
                  4190 CB Geldermalsen
                  The Netherlands
                  Attn: CEO

            With copy to:
                  Frank McDaniel, Esq.
                  Thompson Hine LLP
                  One Atlantic Center
                  1201 West Peachtree Street, Suite 2200
                  Atlanta, GA 30309-3449

All such notices, requests and other communications will (a) if delivered personally to the addresses as provided in this Section be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section be deemed given upon receipt, and (c) if delivered by mail in the manner described above to the addresses as provided in this Section be deemed given upon receipt (in each case regardless of whether such notice, request, or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

            3.2   AUTHORIZATION TO BE EMPLOYED. This Agreement, and Executive's
employment hereunder, is subject to Executive providing Company with legally required proof of Executive's authorization to be employed in the United States of America.

            3.3   ENTIRE AGREEMENT. This Agreement, together with the Statement of Terms and Conditions for Employment, which is attached to this Agreement as
Exhibit C and entered into by and between Company and Employee, supersedes any and all prior discussions

                                        7

and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect thereto.

            3.4   SURVIVAL. The respective rights and obligations of the
parties, including but not limited to Sections 1.6.2, 1.6.3, 1.6.4, 1.6.5, 2, and 3 shall survive the termination of this Agreement, the Employment Term and/or the Employee's employment with Company.

            3.5   WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

            3.6   AMENDMENT. This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each party hereto.

            3.7   RECOVERY OF ATTORNEY'S FEES. In the event of any litigation arising from or relating to this Agreement, the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, the prevailing party's reasonable costs and attorney's fees, in addition to all other legal or equitable remedies to which it may otherwise be entitled.

            3.8   NO THIRD PARTY BENEFICIARY. The terms and provisions of this
Agreement are intended solely for the benefit of each party hereto and Company's successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

            3.9   NO ASSIGNMENT; BINDING EFFECT. This Agreement shall inure to the benefit of any successors or assigns of Company. Executive shall not be entitled to assign his obligations under this Agreement.

            3.10  HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            3.11  SEVERABILITY. BV, Company and Executive intend all provisions of this Agreement to be enforced to the fullest extent permitted by law.
Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of any provision of this Agreement is too broad to be enforced as written, Company and Executive intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (a) such provision shall be fully severable, (b) this
Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid, or unenforceable provisions or by their severance.

                                        8

            3.12  GOVERNING LAW AND JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA
APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING
EFFECT TO CONFLICTS OF LAWS PRINCIPLES. BECAUSE DISPUTES ARISING IN CONNECTION
WITH COMMERCIAL MATTERS, INCLUDING EMPLOYMENT AGREEMENTS, ARE MOST QUICKLY AND
ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH
APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE
PARTIES DESIRE THAT THEIR DISPUTES (IF ANY) BE RESOLVED BY A JUDGE APPLYING SUCH
APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF
THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO
TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE,
WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES ARISING OUT
OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED
BETWEEN THEM IN CONNECTION WITH THIS EMPLOYMENT AGREEMENT OR MATTERS RELATED
HERETO.

            3.13  JURISDICTION. The parties hereby consent to the personal jurisdiction and venue of any court physically located within the County of
Richland, South Carolina in connection with any legal or equitable action between the parties arising out of or in connection with this Agreement.

            3.14  COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            3.15  OPPORTUNITY TO OBTAIN COUNSEL. In connection with the preparation of this Agreement, Executive acknowledges and agrees that: (a) this
Agreement was prepared by legal counsel to Company (the "Law Firm") solely on behalf of Company and not on behalf of Executive; (b) Executive has been advised that his interests may be opposed to the interests of Company and, accordingly, the Law Firm's representation of Company in the preparation of this Agreement may not be in the best interests of Executive; and (c) Executive has been advised to retain separate legal counsel. Executive warrants and agrees that he has had a reasonable opportunity to obtain independent legal counsel with regard to the terms and conditions of this Agreement, and has read and fully understands the terms and conditions of this Agreement. If Executive elects not to consult with any such counsel, he has done so freely and of his own volition.
By signing this Agreement, Executive is affirming that he has freely and of
Executive's own volition acknowledged and agreed to all terms and conditions contained in this Agreement.

            3.16  CONSTRUCTION AND INTERPRETATION. Should any provision of this
Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is

                                        9

expressly agreed and acknowledged that Company, BV and Executive and each of his and its representatives, legal and otherwise, have participated in the preparation hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above.

                                      COMPANY

                                      COLLEXIS, INC., A DELAWARE CORPORATION

                                      Signature:/s/WILLIAM KIRKLAND
                                                --------------------------------
                                      Printed Name: William Kirkland
                                      Title: President & Chief Executive Officer

                                      BV, AS A PARTY AND GUARANTOR TO COLLEXIS'
                                      OBLIGATIONS UNDER THIS AGREEMENT

                                      COLLEXIS BV, A NETHERLANDS CORPORATION

                                      Signature:/s/PETER VAN PRAAG
                                                ---------------------
                                      Printed Name: Peter van Praag
                                      Title: Chief Executive Officer

                                      EXECUTIVE

                                      STEPHEN LEICHT

                                      Signature:/s/STEPHEN LEICHT
                                                --------------------------------
                                      Printed Name: Stephen Leicht
                                                    ----------------------------
                                      Title: Director, Operations

                                       10

                                    EXHIBIT A

                            EXECUTIVE INCENTIVE BONUS

                                    ATTACHED

                                       11

                                    EXHIBIT B

                             STOCK OPTION AGREEMENT

                                    ATTACHED

                                       12

                                    EXHIBIT C

            STATEMENT OF STANDARD TERMS AND CONDITIONS FOR EMPLOYMENT

                                    ATTACHED

                                       13

                        AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (the "Amendment"), is
entered into as of the 12th day of February, 2007, by and among Collexis, BV, a
Netherlands company ("BV"), Collexis, Inc., a Delaware corporation (the
"Company"), and Stephen A. Leicht ("Executive"). Except as otherwise provided in this Amendment, all capitalized terms and phrases used in this Amendment shall have the meaning ascribed thereto in the Employment Agreement.

                               W I T N E S S T H :

      WHEREAS, BV, Company and Executive entered into that certain Employment
Agreement, dated January 25, 2006 (the "Employment Agreement"), which provides for the employment of Executive by Company as Director, Operations of BV; and

      WHEREAS, the parties desire to amend the Employment Agreement as provided herein.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

      1.    Section 1.42 Incentive Bonus. Section 1.42 of the Employment
Agreement shall be deleted in its entirety, with no further force and effect hereafter, and replaced with the following:

            "Section 1.42 Performance Based Cash Bonus. In addition to any other compensation paid to Executive under this Agreement, Executive's right to receive and BV's obligation to pay an incentive bonus shall be subject to
      Executive's satisfaction of performance criteria as determined by BV's
      Board of Directors in its sole and absolute discretion."

      2.    Each of the parties to this Amendment acknowledge and agree that, except as modified hereby, all of the terms and provisions of the Employment
Agreement shall remain in full force and effect.

      3.    This Amendment is the sole agreement between the parties as to the amendment and modification of the Employment Agreement as described herein.

      4.    This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Invalidation of any one or more of the provisions of this Amendment shall in no way affect any of the other provisions of this Amendment, which shall remain in full force and effect.

      5.    This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, successors, personal representatives and assigns.

      6.    This Amendment shall be governed by and construed in accordance with the laws of the State of South Carolina.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                              COLLEXIS BV

                                              By:/s/PETER VAN PRAAG
                                                 -------------------------
                                              Name: Peter van Praag
                                              Title: CEO

                                              COLLEXIS, INC.

                                              By:/s/WILLIAM KIRKLAND
                                                 -------------------------
                                              Name: William Kirkland
                                              Title: President

                                              STEPHEN A. LEICHT

                                              By:/s/STEPHEN A. LEICHT
                                                 -------------------------
                                              Name: Stephen A. Leicht
                                              Title: Vice President Sales